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Exhibit 10.18

LEASE EXTENSION AGREEMENT #1

(Two Prospect—1601 Prospect Parkway)

        THIS LEASE EXTENSION AGREEMENT is made and entered into this 20th day of October 2003.

LANDLORD:	The Landlord is GB Ventures, LLP.
TENANT:	The Tenant is Heska Corporation
LEASE AGREEMENTS:	That certain Lease Agreement between Landlord and Tenant dated October 6, 1999.
PREMISES:	The Leased Premises consist of approximately 18,529 square feet at 1601 Prospect Parkway, Suites C, E, G, H, I, and J, Fort Collins, Colorado, in the project commonly known as Two Prospect.
CURRENT LEASE EXPIRATION:	May 1, 2005.
NEW LEASE EXPIRATION	May 31, 2005.
EXTENSION PERIOD BASE MONTHLY RENTAL RATE:
The base monthly rental rate for the Lease Extension Period shall be as follows:
May 1, 2005 to May 31, 2005	$18,158.90/month NNN plus a Consumer Price Index increase (3%min - 6%max) on: May 1, 2004
OPTION TO EXTEND:
Tenant shall have one (1) option to extend the term of this Lease for one (1) year at same rental rate plus a Consumer Price Index increase (3%min - 6%max) on May 1, 2005. Tenant shall give written notice to landlord no later than May 31, 2004.
BROKERAGE FEE:	A brokerage fee shall be paid to Equis Corporation per separate agreement.
OTHER TERMS & CONDITIONS:
All other terms and conditions of that Lease Agreement between Landlord and Tenant dated October 6, 1999, which have not been superseded by terms and conditions of this Lease Extension Agreement #1, shall remain the same.
OFFER PERIOD:	This Lease Extension offer shall remain in effect through October 27th, 2003.
LANDLORD:		TENANT:
GB VENTURES, LLP		HESKA CORPORATION
/s/ WILLIAM W. REYNOLDS		/s/ JASON A. NAPOLITANO
By:	WILLIAM W. REYNOLDS, Managing Partner	By:	JASON A. NAPOLITANO Executive Vice President and Chief Financial Officer

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LEASE EXTENSION AGREEMENT #1